FIRST AMENDMENT TO LOAN DOCUMENTS

      THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this "FIRST AMENDMENT"), executed this 18th day of March, 1998, is by and between DYNAMIC MATERIALS CORPORATION, a Delaware corporation ("COMPANY"), and KEYBANK NATIONAL ASSOCIATION, a national banking association ("BANK").

                               R E C I T A L S:

      A. On July 19, 1996, the Company and the Bank entered into that certain Credit Facility and Security Agreement (the "Prior Credit Agreement") pursuant to which the Bank agreed to make Loans to the Company, on a revolving basis, in a maximum principal amount not to exceed $7,500,000.

      B. The Company desires to reduce the maximum principal amount of the Loans which may be borrowed under the Prior Credit Agreement, and modify certain other terms and conditions of the Prior Credit Agreement, and the Bank is willing to agree to such reduction and modification, on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      1. CREDITAGREEMENT AMENDMENTS. The Prior Credit Agreement is hereby amended as follows:

            (a) REDUCTION IN MAXIMUM PRINCIPAL AMOUNT OF LOANS. The first sentence of Section 2.1(a)(i) is hereby deleted and shall be replaced with the following:

            "The Bank will make one or more revolving Credit Loans to the Company from time to time on and after the date of this Agreement through and including the Termination Date, in an aggregate principal amount not to exceed the lesser of (i) Five Million Dollars ($5,000,000) or (ii) the Loan Base as calculated from time to time."

            (b) INCREASE IN MAXIMUM AMOUNT OF CAPITAL EXPENDITURES. Section 8.19 is hereby amended as set forth in such Section of the Credit Facility and Security Agreement between Company and Bank dated March 18, 1998 (the "New Credit Agreement"). Further, the Company is hereby granted a waiver to exceed the foregoing $1,000,000 restriction for the 1998 calendar year.

            (c) DELETION OF SECTION. Section 2.6(b) pertaining to an annual fee for unused amounts of the Credit Loan is hereby deleted.

            (d) REVISIONS TO CONFORM TO NEW CREDIT AGREEMENT. The following Sections of the Prior Credit Agreement shall be amended to reflect the language set forth in such Sections of the New Credit Agreement: (i) In Section 1.2, the definitions of "CURRENT ASSETS" AND "CURRENT

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LIABILITIES" and "MATERIAL AGREEMENTS"; (ii) Section 2.1(a)(i); (iii) Section
4.2; (iv) Section 5.9; (v) Section 5.11; (vi) Section 8.1; (vii) Section 8.20;
(viii) Section 9.1; (ix) Section 9.4; (x) the deletion of Section 9.6; (xi)
Section 10.1; (xii) the deletion of Section 10.2; and (xiii) Section 11.6.

      2. LOAN DOCUMENTS AMENDMENTS. Each of the Loan Documents is hereby amended to conform to the amendments to the Credit Agreement as set forth in Paragraph 1.

      3. DOCUMENT RATIFICATION. Subject to the amendments set forth in Paragraphs 1 and 2 above, all of the terms and conditions contained in the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

      4. RELEASE. Except as specifically set forth herein, the execution of this First Amendment by the Bank does not and shall not constitute a waiver of any rights or remedies to which the Bank is entitled pursuant to the Loan Documents, nor shall the same constitute a waiver of any default now existing or which may occur in the future with respect to the Loan Documents. The Company hereby agrees that the Bank has fully performed its obligations pursuant to the Loan Documents through the date hereof and hereby waives, releases and relinquishes any and all known claims whatsoever that it may have against the Bank with respect to the Loan Documents through the date hereof.

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to the Bank:

         (a) No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

         (b) There has been no material adverse change in the financial condition of the Company or any other person whose financial statement has been delivered to the Bank in connection with the Loans from the most recent financial statement received by the Bank.

         (c) Each and all representations and warranties of the Company in the Loan Documents are accurate on the date hereof.

         (d) The Company has no known claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents as modified herein.

         (e) The Loan Documents as modified herein are the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with their terms.

         (f) The Company shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this Agreement.


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      6. CONTROLLING LAW. The terms and provisions of this First Amendment shall be construed in accordance with and governed by the laws of the State of Colorado.

      7. BINDING EFFECT. This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

      8. CAPTIONS. The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

      9. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this First Amendment may be detached from any counterpart of this First Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this First Amendment identical in form hereto but having attached to it one or more additional signature pages.

      10. DEFINED TERMS. Capitalized terms not defined herein shall have the same meaning as set forth in the Credit Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

                                    BANK:

                                    KEYBANK NATIONAL ASSOCIATION


                                    By: /s/Scot T. Wetzel
                                       ----------------------------------------
                                       Title: Vice President, Corporate Banking
                                              ---------------------------------



                                    COMPANY:

                                    DYNAMIC MATERIALS CORPORATION


                                    By: /s/Richard A. Santa
                                       ----------------------------------------
                                          Title: Vice President of Finance
                                                -------------------------------
                                                 and Chief Financial Officer



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